UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 5.    Other Events and Regulation FD Disclosure.

On July 9, 2003, Molina Healthcare, Inc. (the “Company”) completed a previously contemplated repurchase of an aggregate of 1,120,571 shares of the Company’s common stock from two stockholders for $17.50 per share or an aggregate purchase price of $19,609,992.50. The Company purchased 912,806 shares owned by the MRM GRAT 301/2 and 207,765 shares owned by the Mary R. Molina Living Trust.

Item 7.    Financial Statements and Exhibits.

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: July 10, 2003	By:	/s/ Mark L. Andrews
Mark L. Andrews Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary

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